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                                                                 EXHIBIT 10.2(a)

                      AMENDMENT#1
                      TO THE
                      CITIZENS & NORTHERN BANK
                      SUPPLEMENTAL EXECUTIVE
                      RETIREMENT PLAN


As authorized by Section 7.02 of the Citizens & Northern Bank Supplemental Executive Retirement Plan ("Plan") as effective January 1, 1989, the employer, Citizens & Northern Bank, hereby amends the Plan in the following manner:

FIRST: Section 4.02 is amended to wholly rescind the ability of a participant to receive a single sum benefit payment upon eligibility to receive a distribution and to provide in place of such payment a right to receive an annuity purchased with the funds in the Participant's account in accordance with Section 4.01. As amended, Section 4.02 shall read as follows:

4.02 The benefit payable to or on behalf of a Participant as determined under section 4.01 shall only be paid in the form of an annuity. The type of annuity shall be determined at the time of the distributable event by the election of the Participant. In the case of a death benefit payment under section 4.06, the designated beneficiary shall elect the type of annuity payment as if he/she were the Participant.

SECOND: This amendment is made effective as of the date of its adoption.

THIRD: All other provisions of the Plan remain in full force and effect.

Executed this 21st day of September , 2000 by the duly authorized agent of Citizens & Northern Bank.






                      TITLE:  Chairman, President & CEO
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